SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2012

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On January 6, 2012, Otter Tail Corporation (the “Company”) and Cascade Investment, L.L.C. (“Cascade”) mutually agreed to terminate the Standstill Agreement dated July 1, 2009 between the Company and Cascade (the “Standstill Agreement”) . Under the Standstill Agreement, Cascade had agreed that it would not, and would not permit any of its subsidiaries to take certain actions without the approval of the Company’s Board of Directors if Cascade acquired 10% or more of the Company’s outstanding voting securities. In connection with the execution of the Standstill Agreement, a special committee of the Board of Directors of the Company comprised solely of disinterested directors had waived the provisions of Section 673 of the Minnesota Business Corporation Act (the “MBCA”) with respect to one or more acquisitions by Cascade of Common Shares of the Company resulting in Cascade becoming the beneficial owner of 10% or more of the Company’s outstanding voting securities. Section 673 of the MBCA imposes limitations and restrictions on certain business combinations involving publicly held Minnesota corporations and shareholders that acquire 10% or more of the corporation’s voting securities, but those restrictions can be waived if the acquisition or acquisitions resulting in a shareholder becoming a 10% shareholder are approved in advance of the acquisition by a special committee of the corporation comprised solely of disinterested directors. In connection with the termination of the Standstill Agreement, a special committee of the of the Board of Directors of the Company comprised solely of disinterested directors terminated the waiver of the provisions of Section 673 of the MBCA.

Cascade owned approximately 9.6% of the Company’s outstanding Common Shares on December 31, 2011 and is a party to the Note Purchase Agreement dated as of February 23, 2007 between Otter Tail and Cascade, as amended, relating to Otter Tail’s obligations to Cascade under the $50,000,000 Senior Note due November 30, 2017.

The summary in this Item 1.02 of the material terms of the Standstill Agreement is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2009 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement dated January 5, 2012 terminating the Standstill Agreement, dated July 1, 2009, between Otter Tail Corporation and Cascade Investment, L.L.C.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: January 9, 2012

	By	/s/ George Koeck
George Koeck Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Letter Agreement dated January 5, 2012 terminating the Standstill Agreement, dated July 1, 2009, between Otter Tail Corporation and Cascade Investment, L.L.C.